                                  Exhibit 99.2

                            JOINT FILERS' SIGNATURES

            SHEA VENTURES, LLC

            By: /s/ John C. Morrissey                  Date: January 26, 2018
               ------------------------------          ----------------------
               Name:  John C. Morrissey
               Title: Vice President and
                      Managing Director